UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 8, 2016

Tetraphase Pharmaceuticals, Inc.

(Exact name of registrant as specified in charter)

Delaware	001-35837	20-5276217
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

480 Arsenal Street, Suite 110, Watertown, Massachusetts	02472
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 715-3600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

Tetraphase Pharmaceuticals, Inc. (the “Company”) held its annual meeting of stockholders on June 8, 2016 (the “Annual Meeting”). At the Annual Meeting, the Company’s stockholders voted in the following manner with respect to the following proposals:

1.	The election of Directors as class III directors, each to serve for a three-year term expiring at the 2019 annual meeting of stockholders. The final voting results were as follows:

Nominee	For	Withheld	Non-Votes
Garen Bohlin	17,664,269	770,142	8,122,342
John Freund, M.D.	17,559,787	874,624	8,122,342

2.	The ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm the current fiscal year ending December 31, 2016 was approved as follows:

For:	26,369,095
Against:	124,951
Abstain:	62,707

3.	The compensation of the Company’s named executive officers was approved on an advisory basis as disclosed in the proxy statement for the 2016 Annual Meeting pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the Summary Compensation Table and the other related tables and narrative disclosure. The final voting results were as follows:

For:	9,432,085
Against:	8,914,126
Abstain:	88,200
Non Votes:	8,122,342

4.	The frequency of the advisory vote on the compensation of the Company’s named executive officers was approved on an advisory basis for a frequency of every 1 year. The final voting results were as follows:

1 Year:	17,864,438
2 Years:	33,841
3 Years:	483,879
Abstain	52,253
Non Votes:	8,122,342

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

	By:	/s/ Maria D. Stahl
Date: June 14, 2016		Maria D. Stahl
Senior Vice President, General Counsel